  Exhibit 99.1

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS INDICATED BELOW

TABLE OF CONTENTS

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS EXPLANATORY NOTE

AT THE ANNUAL MEETING OF STOCKHOLDERS OF SWISHER HYGIENE INC., HELD ON OCTOBER 15, 2015, STOCKHOLDERS APPROVED (i) THE SALE OF SWISHER HYGIENE INC.’S REMAINING OPERATING BUSINESS AND (ii) A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE “PLAN OF DISSOLUTION”). ON NOVEMBER 2, 2015, THE SALE OF THE REMAINING OPERATING BUSINESS WAS COMPLETED AND ON APRIL 8, 2016, THE BOARD OF DIRECTORS OF SWISHER HYGIENE INC. UNANIMOUSLY APPROVED FILING THE CERTIFICATE OF DISSOLUTION ON MAY 27, 2016.

ON MAY 27, 2016, SWISHER HYGIENE INC. FILED ITS CERTIFICATE OF DISSOLUTION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PURSUANT TO THE PLAN OF DISSOLUTION. THE EFFECTIVE TIME OF THE CERTIFICATE OF DISSOLUTION WAS 6:00 PM EDT ON MAY 27, 2016 (THE “EFFECTIVE TIME”). AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S STOCK TRANSFER BOOKS WERE CLOSED, AND AFTER THE EFFECTIVE TIME, SWISHER HYGIENE INC. WILL NOT RECORD ANY FURTHER TRANSFERS OF ITS COMMON STOCK, EXCEPT PURSUANT TO THE PROVISIONS OF A DECEASED STOCKHOLDER'S WILL, INTESTATE SUCCESSION OR OPERATION OF LAW AND SWISHER HYGIENE INC. WILL NOT ISSUE ANY NEW STOCK CERTIFICATES, OTHER THAN REPLACEMENT CERTIFICATES. ALSO, AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S COMMON STOCK CEASED TRADING ON OTCQB.

EFFECTIVE APRIL 1, 2016, SWISHER HYGIENE INC. ADOPTED AND PROSPECTIVELY APPLIED ACCOUNTING STANDARDS UPDATE 2013-07, “LIQUIDATION BASIS OF ACCOUNTING,” WHICH REQUIRES THAT MANAGEMENT (i) MAKE ESTIMATES OF NET CASH FLOWS DURING THE PERIOD FROM THE DATE OF ADOPTION THROUGH THE DATE THAT FINAL SHAREHOLDER DISTRIBUTIONS ARE MADE (THE “LIQUIDATION PERIOD”) AND (ii) RECOGNIZE SUCH NET CASH FLOW ESTIMATES IN ITS POST-ADOPTION FINANCIAL STATEMENTS.

THE COMPANY CURRENTLY ESTIMATES THAT IT INTENDS TO COMPLETE THE WIND DOWN OF ITS BUSINESS AFFAIRS AND MAKE FINAL STOCKHOLDER DISTRIBUTIONS ON OR AROUND SEPTEMBER 30, 2020. HOWEVER, THE ESTIMATED WIND DOWN PERIOD COULD BE LONGER AS A RESULT OF OTHER INTERVENING MATTERS, INCLUDING FINAL RESOLUTIONS OF REMAINING UNRESOLVED CLAIMS, AND OTHER MATTERS NOT CURRENTLY KNOWN AT THE PRESENT TIME. IN ADDITION, ANY STOCKHOLDER DISTRIBUTION WOULD BE SUBJECT TO APPROVAL BY THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THERE CAN BE NO GUARANTEE THAT THE COURT OF CHANCERY WILL APPROVE THE FULL AMOUNT OF ANY ANTICIPATED STOCKHOLDER DISTRIBUTION, IF AT ALL, AND THERE CAN BE NO GUARANTEE THAT THE COURT OF CHANCERY WILL GRANT ANY SUCH APPROVAL ON THE TIME FRAME ESTIMATED BY THE COMPANY, IF AT ALL.

SEE THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS CURRENT REPORT FOR A MORE COMPLETE DISCUSSION OF SWISHER HYGIENE INC.’S PLAN OF DISSOLUTION AND ITS ADOPTION OF THE LIQUIDATION BASIS OF ACCOUNTING.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors
Swisher Hygiene Inc.
Fort Lauderdale, Florida:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of net assets in liquidation (liquidation basis) of Swisher Hygiene Inc. (the "Company"), as of December 31, 2019 and 2018 and the related consolidated statements of changes in net assets in liquidation (liquidation basis) and cash flows for the years then ended and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets in liquidation (liquidation basis) of the Company at December 31, 2019 and 2018, and the changes in net assets in liquidation (liquidation basis) for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, on April 8, 2016 the board of directors of the Company approved filing a Certificate of Dissolution on May 27, 2016 and the Company determined liquidation is imminent. As a result, the Company changed its basis of accounting on April 1, 2016 from the going concern basis to a liquidation basis. Our opinion is not modified as a result of the Company adopting the liquidation basis of accounting.

/s/ HACKER, JOHNSON & SMITH PA
We have served as the Company's auditor since 2016.
Fort Lauderdale, Florida
March 20, 2020

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF NET ASSETS
IN LIQUIDATION AT DECEMBER 31, 2019 AND 2018 (LIQUIDATION BASIS)
(In thousands)

	At December 31,
	2019	2018
Assets:	(Liquidation Basis)	(Liquidation Basis)
Cash	$3,088	$1,112
Restricted time deposits	143	140
Investments in held-to-maturity debt securities (Fair value of $16,002 and $18,786)	16,030	18,740
Interest income receivable	28	142
Accrued estimated future interest income during liquidation	186	360
Other assets	19	97
Total assets	$19,494	$20,591

Liabilities
Accounts payable	209	175
Accrued expense and other liabilities	1,747	1,817
Liability for estimated future costs during liquidation	1,241	1,732
Total liabilities	$3,197	$3,724

Net assets in liquidation	$16,297	$16,867

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
IN LIQUIDATION FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(LIQUIDATION BASIS)
(In thousands)

	Year Ended December 31
	2019	2018
	(Liquidation Basis)	(Liquidation Basis)
Net assets in liquidation beginning of year	$16,867	$17,030
Changes in net assets in liquidation
Change in cash	1,976	517
Change in restricted time deposits	3	1
Change in investments in held-to-maturity debt securities	(2,710)	(1,467)
Change in interest income receivable	(114)	42
Change in accrued estimated future interest income during liquidation	(174)	(224)
Change in other assets	(78)	(98)
Change in accounts payable	(34)	(27)
Change in accrued expense and other liabilities	70	134
Change in liability for estimated future costs during liquidation	491	959
Net decrease in net assets in liquidation	$(570)	$(163)
Net assets in liquidation, end of year	$16,297	$16,867

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(In thousands)

	Year Ended December 31
	2019	2018
Cash flows from operating activities:
Interest income received	$608	$725
Other cash receipts	106	109
General and administrative expense payments	(1,542)	(1,461)
Net cash used in operating activities	(828)	(627)

Cash flows from investing activities:
Investments in held-to-maturity debt securities	(27,836)	(16,814)
Investments in restricted time deposits	-	(139)
Proceeds from maturity of held-to-maturity debt securities	30,640	17,957
Proceeds from maturity of restricted time deposits	-	140
Net cash provided by investing activities	2,804	1,144

Net increase in cash	1,976	517
Cash at beginning of year	$1,112	$595
Cash at end of year	$3,088	$1,112

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Description of Business Operations

Swisher Hygiene Inc. and its wholly-owned subsidiaries provided essential hygiene and sanitizing solutions that included cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services. We sold consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products as well as additional services such as the cleaning of facilities. We served customers in a wide range of end-markets, with a particular emphasis on the food service, hospitality, retail and healthcare industries.

At the annual meeting of stockholders of Swisher Hygiene Inc., held on October 15, 2015, stockholders approved (i) the sale of Swisher Hygiene Inc.’s last remaining operating business (the “Sale Transaction”) and (ii) a plan of complete liquidation and dissolution (the “Plan of Dissolution”). On November 2, 2015, the sale of the remaining operating business was completed and immediately thereafter, Swisher Hygiene Inc. became a shell company (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended) with no remaining operating assets and no revenue producing business or operations. The Consolidated Financial Statements included herein include the consolidated accounts of Swisher Hygiene Inc. (parent company) and Integrated Brands, Inc., its wholly-owned subsidiary (see Note 6, “Commitments and Contingencies”). References to “the Company”, “we”, “us”, and “our” herein means Swisher Hygiene Inc. and Integrated Brands, Inc., its consolidated subsidiary.

Plan of Distribution

On April 8, 2016, the board of directors of Swisher Hygiene Inc. unanimously approved the filing of a Certificate of Dissolution (the “Certificate”) that was subsequently filed on Friday, May 27, 2016 (the “Final Record Date”) with the Secretary of State of the State of Delaware. The filing of the Certificate was made pursuant to a Plan of Dissolution approved by stockholders at the Company’s annual meeting held on October 15, 2015.

The Company previously notified OTCQB that the Certificate would be filed on the Final Record Date. As a result of the filing of the Certificate, as of 6:00 pm Eastern Time on the Final Record Date, the Company’s shares ceased to be traded on OTCQB. Also, after the Final Record Date, the Company’s stock transfer books were closed and the Company will not record any further transfers of its common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law, and the Company will not issue any new stock certificates other than replacement certificates.

Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 pm Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the Certificate of Dissolution was filed with the Secretary of State of the State of Delaware, unless extended by direction of the Court of Chancery, to enable the Company’s directors to wind up the affairs of the corporation, including to discharge the Company’s liabilities and to distribute to the stockholders any remaining assets. At the present time, extensions to continue the Company’s existence through September 30, 2020 have been approved by the Delaware Court (see Note 6, “Commitment and Contingencies”). No assurances can be made as to, if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Company’s stockholders of record as of the Final Record Date.

Relief from Certain SEC Reporting Obligations

The Securities and Exchange Commission (“SEC”) granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016 (as reported in the Company’s Current Report on Form 8-K filed on August 12, 2016). In accordance with the terms of the no-action relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments including material developments relating to the Paul Berger v Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v Integrated Brands, Inc. litigation (both of which are discussed in Note 6, “Commitments and Contingencies” in this Current Report on Form 8-K). Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.

The Company elected to provide the Financial Statements that would have otherwise been required to be filed in Part I, Item 1. of its June 30, 2016 Form 10-Q in a Current Report on Form 8-K filed with the SEC on August 19, 2016. Such Consolidated Financial Statements included the Company’s initial implementation of (Accounting Standards Update No. 2013-07), “Liquidation Basis of Accounting,” (“ASU 2013-07”) which was adopted by the Company effective April 1, 2016. In addition, liquidation basis consolidated financial statements of the Company for the nine months ended December 31, 2016 and the years ended December 31, 2017 and 2018 were filed with the SEC as Current Reports on Form 8-K on April 12, 2017, April 22, 2018 and April 2, 2019, respectively.

Basis of Presentation

These Consolidated Financial Statements include the financial statements required under the liquidation basis of accounting: a Statement of Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation. Additionally, we have also presented a Statement of Cash Flows, as we believe its inclusion provides additional useful financial information relevant to the Company’s liquidation period financial activities.

The Company has prepared the accompanying consolidated financial statements discussed above on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany balances and transactions have been eliminated in consolidation. Financial statement and tabular information, other than share or per share data, is presented in thousands of dollars. The Company’s fiscal year begins on January 1 and ends on December 31.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of net assets in liquidation and changes in net assets in liquidation and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates. Material estimates that are particularly susceptible of significant change during the liquidation period relate to liability for estimated future litigation costs during liquidation and the timing and amount of shareholder distribution, if at all.

Significant Accounting Policies

Liquidation Basis of Accounting

As a result of the stockholder approval of the Plan of Dissolution and subsequent resolution approving the filing of a Certificate of Dissolution, the Company determined that liquidation was imminent and therefore adopted the liquidation basis of accounting as of April 1, 2016 and for all periods subsequent to April 1, 2016 in accordance with U.S. GAAP. Accordingly, on April 1, 2016, assets were adjusted to their estimated net realizable value, or liquidation value, which represents the estimated amount of cash that the Company will receive and disburse as it carries out its plan of liquidation. The liquidation value of the Company’s assets is presented on an undiscounted basis. Liabilities are carried at their contractual amounts due or estimated settlement amounts.

The Company accrued costs and income that it expects to incur and earn during the liquidation period to the extent it has a reasonable basis for estimation. Actual costs and income may differ from amounts reflected in the financial statements because of inherent uncertainty in estimating future events. These differences may be material. Net assets in liquidation represent the estimated liquidation value available to holders of common shares upon liquidation.

Cash

Cash consists of amounts held on deposit at Wells Fargo.

Restricted Time Deposits

Restricted time deposits consist of a certificate of deposit held by a bank to secure a worker’s compensation insurance letter of credit. Restrictions on the time deposit funds were released in consideration for the Company’s payment of an $80,000 closeout fee to the insurance carrier upon the termination of the letter of credit and underlying insurance policies in January 2020.

Investments and Interest Income

The Company maintains a documented investment policy with a goal of capital preservation with income enhancement. In accordance with this policy, the Company makes investments in (i) corporate bonds rated by Moody’s as Aaa through Baa1 or by Standard and Poor’s as AAA through BBB+ and (ii) corporate commercial paper rated by Moody’s as P-2 or higher or by Standard and Poor’s as A-2 or higher. All such investments meet the U.S. GAAP definition of a held-to-maturity debt security because the Company has the positive intent and ability to hold these debt securities until their maturity dates. In accounting for these investments, we have primarily followed the guidance in ASU No. 2013-07, “Liquidation Basis of Accounting.” Accordingly, the asset value related to our total corporate debt investments at December 31, 2019 and 2018 is equal to the sum of (a) the principal amounts of cash to be received upon the maturity of each corporate debt security (“par” or “carrying” value) and (b) the total amount of cash to be received for interest payments on each corporate debt security (assuming re-investments) from the end of each accounting period until the maturity date of such security. Under the Company’s accounting treatment, all bond premiums paid and bond discounts received have been written off during the period of origination and therefore have not been included in the net assets in liquidation balances at December 31, 2019 and 2018.

The Company reviews the fair value of each of its held-to-maturity debt securities on a regular basis to determine whether decreases to the carrying value of such securities are required. Market prices for such debt securities are readily available in the active markets in which those securities are traded.

Other Assets

Other assets consist primarily of a federal income tax refund due upon the elimination of the corporate alternative minimum tax and refunds due from other parties.

Liabilities for Estimated Costs during Liquidation

In accordance with ASU No. 2013-07, the Company accrues costs that it expects to incur during the liquidation period to the extent that it has a reasonable basis for estimation. Actual costs incurred but unpaid as of December 31, 2019 and 2018, respectively, are included in “Accounts payable” and “Accrued expense and other liabilities”. Future costs expected to be incurred and paid subsequent to December 31, 2019 and 2018 through the end of the liquidation period, respectively, are included in the line captioned “Liability for estimated future costs during liquidation” in the Consolidated Statements of Net Assets in Liquidation.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that deferred tax assets will not be realized.

The Company’s policy is to evaluate uncertain tax positions under ASC 740-10, Income Taxes. As of December 31, 2019 and 2018, the Company has not identified any uncertain tax positions requiring recognition in the accompanying consolidated financial statements.

NOTE 2 – NET ASSETS IN LIQUIDATION

Net assets in liquidation represent the estimated liquidation value available to holders of common stock shares upon liquidation. As of both December 31, 2019 and 2018, there were 17,675,220 shares of the Company’s common stock issued and outstanding. The Company estimates that it will incur net costs in excess of income during the liquidation period. At the present time, the Company estimates that total stockholder distributions will total approximately $16,297,000 (or $0.92 per common share) as reflected in our Consolidated Statement of Net Assets in Liquidation at December 31, 2019, as compared to $16,867,000 (or $0.95 per common share) as reflected in our Consolidated Statement of Net Assets in Liquidation at December 31, 2018. The estimated net assets decrease of $570,000 during the year ended December 31, 2019 was due primarily to incremental net costs expected to be incurred as the result of the settlement of two asserted claims against the Company, each in the amount of $150,000 (see Note 6, “Commitments and Contingencies”), and additional net costs expected to be incurred as a result of the extension of the estimated liquidation end date from August 31, 2019 to September 30, 2020.

The Company currently estimates that it will complete the wind down of its business affairs and make final stockholder distributions on or around September 30, 2020. Accordingly, all costs and receipts have been estimated and accrued through the estimated liquidation end date of September 30, 2020. These amounts can vary significantly due to, among other things, the actual amount of corporate and administrative costs incurred to wind down the Company, the actual amounts paid to resolve legal matters/litigation and all other liabilities, including those unknown to the Company at the present time and which arise during the remainder of the liquidation period, and the length of time required to settle all liabilities and complete the liquidation process (see Note 6, “Commitments and Contingencies”). All estimated cash receipts and costs are anticipated to be received and paid out over the remainder of the liquidation period.

See Note 3, “Investments” and Note 4 “Liabilities” for disclosures about the amount of cash that the Company expects to collect and amounts that the Company is obligated or expects to be obligated to pay during the course of the liquidation, as presented in our Statements of Net Assets in Liquidation as of December 31, 2019 and 2018.

NOTE 3 – INVESTMENTS

This Note should be read in conjunction with the Significant Accounting Policies – Investments and Interest Income section of Note 1.

During 2019 and 2018, the Company made investments in certain held-to-maturity debt securities. These investments consisted of corporate bonds and corporate commercial paper. Analyses of investment activity for the years ended December 31, 2019 and 2018 are presented in the tables below (in thousands):

	Year Ended December 31, 2019
	Principal to be received upon maturity (par value)	Bond Premium (discount), net	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at December 31, 2018	$18,740	$-	$142	$360	$19,242
Cash activity – Year Ended December 31, 2019:
Cash paid for investments	27,930	(115)	21	-	27,836
Cash received for matured investments	(30,640)	-	-	-	(30,640)
Cash received for interest	-	-	(608)	-	(608)
Net cash activity – Year Ended December 31, 2019	(2,710)	(115)	(587)	-	(3,412)

Accruals and adjustments- Year Ended December 31, 2019:
Write-off bond premium (discount), net	-	115	-	-	115
Accrued interest earned	-	-	473	-	473
Adjust accrual for accrued estimated future interest income during liquidation	-	-	-	(174)	(174)
Net accruals and adjustments- Year Ended December 31, 2019	-	115	473	(174)	414

Balance at December 31, 2019	$16,030	$-	$28	$186	$16,244

	Year Ended December 31, 2018
	Principal to be received upon maturity (par value)	Bond Premium (discount), net	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at December 31, 2017	$20,207	$-	$100	$584	$20,891
Cash activity – Year Ended December 31, 2018:
Cash paid for investments	16,490	148	176	-	16,814
Cash received for matured investments	(17,957)				(17,957)
Cash received for interest	-		(725)	-	(725)
Net cash activity – Year Ended December 31, 2018	(1,467)	148	(549)	-	(1,868)

Accruals and adjustments- Year Ended December 31, 2018:
Write-off bond premium (discount), net	-	(148)	-	-	(148)
Accrued interest earned	-	-	591	-	591
Adjust accrual for accrued estimated future interest income during liquidation	-	-	-	(224)	(224)
Net accruals and adjustments- Year Ended December 31, 2018	-	(148)	591	(224)	219

Balance at December 31, 2018	18,740	$-	$142	$360	$19,242

Interest income receivable of $28,000 and $142,000 at December 31, 2019 and 2018, respectively, represents interest earned and accrued on the Company’s corporate debt investments through December 31, 2019 and 2018, respectively. Accrued estimated future interest income during liquidation of $186,000 and $360,000 at December 31, 2019 and 2018, respectively, represents interest estimated to be earned and paid to the Company during the remainder of the estimated liquidation period (January 1, 2020 to September 30, 2020 and January 1, 2019 to August 31, 2019, respectively), and consists of the following (in thousands):

	At December 31,
	2019	2018
Interest on corporate debt investments owned by the Company	$108	$315

Interest on the expected re-investment of matured corporate debt investments through the end of the liquidation period	78	45

Total accrued estimated future interest income during liquidation	$186	$360

The carrying values (at par) and fair values of the Company’s held-to-maturity debt investments by contractual maturity at December 31, 2019 and 2018 are presented in the tables below (in thousands):

	At December 31, 2019
	Carrying Value			Fair Value
	Fixed rate corporate bonds	Commercial Paper	Total Corporate Debt Investment

Due in one year or less	$8,300	$7,730	$16,030	$16,002
	$8,300	$7,730	$16,030	$16,002

	At December 31, 2018
	Carrying Value			Fair Value
	Fixed rate corporate bonds	Commercial Paper	Total Corporate Debt Investment

Due in one year or less	$18,740	-	18,740	18,786
Total corporate debt investments	$18,740	$-	$18,740	$18,786

The fair values of the Company’s held-to-maturity debt investments are based upon quoted market prices for identical securities. Based upon generally accepted accounting principles and the positive intent of the Company to hold these debt securities until their maturity dates, no fair market adjustments related to the differences between the carrying value and fair value of these investments at December 31, 2019 and 2018 were recognized in our Consolidated Financial Statements for such periods. The unrealized loss on held to maturity debt securities at December 31, 2019 totaled $28,000 and is related to six securities with a fair value totaling $9,076,000 at December 31, 2019. The unrealized loss resulted from market conditions. No individual security within the Company’s corporate debt portfolio exceeded 15% of total assets at either December 31, 2019 or 2018.

NOTE 4 – LIABILITIES

The Company accrues costs in the normal course of business through the end of each accounting period. Costs expected to be paid in the subsequent accounting period are classified within accounts payable and totaled $209,000 and $175,000 at December 31, 2019 and 2018, respectively. Accrued expense and other liabilities are recorded in separate liability accounts and consisted of the following (in thousands):

	At December 31,
	2019	2018
Honeycrest Holdings, Ltd., litigation accrual	$1,667	$1,667
Accrued worker’s compensation claims	80	150
	$1,747	$1,817

In connection with the Honeycrest Holdings, Ltd. litigation, as discussed further in Note 6, “Commitments and Contingencies” – Other Matters, the Company recorded a litigation accrual. Such accrual was originally recorded in the consolidated accounts of CoolBrands International, Inc. prior to its domestication to the State of Delaware as Swisher Hygiene Inc. in 2010. Due to uncertainties related to the resolution of this matter, this accrual has remained as a liability on our books since that time in 2010 and is included in our Statement of Net Assets in Liquidation at December 31, 2019 and 2018.

Additionally, the Liquidation Basis of Accounting requires the Company to estimate and accrue all costs associated with implementing and completing the plan of liquidation. Accordingly, over and above the liabilities discussed above, the Company has accrued additional liabilities totaling $1,241,000 and $1,732,000 for estimated future costs expected to be incurred during the remainder of the liquidation periods at December 31, 2019 and 2018, respectively, as summarized below (in thousands):

	At December 31,
	2019	2018
Legal costs	$741	$1,244
Accounting and audit costs	119	110
Corporate management and administrative costs	381	378
Liability for estimated future costs during liquidation	$1,241	$1,732

NOTE 5 – INCOME TAXES

There was no current tax benefit or provision for the years ended December 31, 2019 or 2018 due to cumulative capital and net operating losses, and no income taxes have been paid by the Company during these periods. There also was no deferred income tax benefit or provision for these periods as a result of a full valuation allowances against net deferred tax assets at the beginning and end of such periods.

Deferred taxes in the accompanying Consolidated Statements of Net Assets in Liquidation are comprised of the following components (in thousands):

	At December 31,
	2019	2018
Deferred tax assets
Capital loss carryforwards	$32,503	$32,503
Net operating loss carryforwards	12,971	12,730
Accruals for estimated future net liquidation costs	268	348
Other	32	61
Total deferred income tax assets	45,774	45,642
Valuation allowance	(45,762)	(45,642)
Net deferred tax assets	12	-
Deferred tax liabilities
Total deferred tax liabilities	-	-
Total net deferred income tax assets	$12	$-

At December 31, 2019, the Company has capital loss and net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $128,200,000 and $51,170,000, respectively. The capital loss carryforward will expire in 2020 and federal and state NOL carryforwards will begin to expire in 2030.

As part of the Tax Cuts and Jobs Acts enacted om December 22, 2017 (“Tax Act”) the corporate Alternative Minimum Tax (“AMT”) was eliminated, thereby providing for refund of AMT carryforwards. As a result, the Company received a refund of 50% of its AMT carryforwards, or $12,000 in 2019 and expects to receive a refund of the remaining $12,000 in 2020.

We have no unrecorded tax positions. The tax years ended December 31, 2016 through December 31, 2019 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions. Due to the significant capital loss and NOL carryforwards discussed earlier, no income tax liabilities have been accrued at December 31, 2019 and 2018.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

The Company’s existing litigation matters are discussed in the Securities Litigation and Other Matters sections below. Additionally, we may be involved in other litigation matters in the future. The results of these matters cannot be predicted with certainty and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our consolidated statements of net assets in liquidation and changes in net assets in liquidation.

Securities Litigation

On September 8, 2015, a lawsuit seeking to be certified as a class action (Paul Berger v. Swisher Hygiene Inc., et al., Case No. 2015 CH 13325 (Ill. Cir. Ct. Cook Co.)) (the “Illinois Action”), was filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division by Paul Berger, on behalf of himself and all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc.’s board of directors, individually, and Ecolab Inc. (“Ecolab”), in connection with the Company’s intended sale of its remaining operating business to Ecolab Inc (the “Sale Transaction”). The plaintiff alleged that (i) faced with an ongoing investigation by the SEC and the United States Attorney’s Office for the Western District of North Carolina (“USAO”), the individual defendants embarked upon a self-interested scheme to sell off the Company’s operating business and to liquidate Swisher Hygiene Inc., (ii) the individual defendants, through an alleged insufficient process, caused Swisher Hygiene Inc. to agree to sell substantially all of its assets for insufficient consideration, (iii) each member of Swisher Hygiene Inc.’s. Board of Directors is interested in the Sale Transaction and the Plan of Dissolution, and (iv) the proxy statement was materially misleading and/or incomplete. The causes of action set forth in the complaint are (i) a claim for breaches of the fiduciary duties of good faith, loyalty, fair dealing and due care, (ii) a claim for failure to disclose, and (iii) a claim against Ecolab for aiding and abetting breaches of fiduciary duty. The plaintiff sought to enjoin the consummation of the Sale Transaction unless and until defendants provide all material facts in the proxy statement, and the plaintiff also sought compensatory and/or rescissory damages as allowed by law for the plaintiff. This summary is qualified by reference to the full text of the complaint as filed with the Court.

On October 6, 2015, Defendants filed a motion to dismiss in the Illinois Action on the grounds that a similar lawsuit filed in North Carolina Malka Raul v. Swisher Hygiene Inc. et al., Case No. 15-CVS-16703 (Superior Court, Mecklenburg County, North Carolina) (the “North Carolina Action”), should proceed in lieu of the instant action because the North Carolina Action presented substantively identical allegations and claims, and that North Carolina was a better forum for the claims to be heard. On December 7, 2015, the parties to the Illinois Action filed a joint motion to hold the case in abeyance until the resolution of the North Carolina Action. The Court granted the joint motion on December 15, 2015. On February 26, 2016, the Court entered an order to continue to hold in abeyance the motion to dismiss. The North Carolina Action was subsequently voluntarily dismissed on May 3, 2016, and on May 13, 2016, Defendants’ motion to dismiss under Illinois Code of Civil Procedure Section 5/2-619 was voluntarily withdrawn. On May 27, 2016, Defendants filed motions to dismiss the Illinois Action under sections 5/2-615 and 5/2-619, and the Individual Defendants also moved to dismiss under 735 ILCS 2/301. On November 17, 2016, the Court granted the Defendants’ motions to dismiss, however, the Court also granted Plaintiff leave to amend with respect to claims against Ecolab.

On December 15, 2016, Plaintiff in the Illinois Action filed an amended complaint against Ecolab and the Company as Nominal Defendant. The amended complaint is captioned Paul Berger on behalf of himself and all others similarly situated v. Ecolab Inc., as Defendant, and Swisher Hygiene Inc., as Nominal Defendant (Case No. 2015 CH 13325). Plaintiff asserts a direct claim against Ecolab, stating that it aided and abetted the Swisher Hygiene Inc. directors in breaching their fiduciary duties by approving the sale of Swisher Hygiene Inc.’s assets to Ecolab and by issuing a misleading proxy statement. In addition, Plaintiff asserts a derivative claim against Ecolab, purportedly on behalf of the Company as Nominal Defendant, for alleged fraudulent transfer of assets, arising out of the same facts. Plaintiff seeks a determination that the action is a class action; a declaration that Swisher Hygiene Inc.’s directors breached their fiduciary duties and that Ecolab aided and abetted the Swisher Hygiene Inc. Directors’ purported breaches of fiduciary duty; rescission of the transfer of assets; avoiding the transfer of assets pursuant to the Fraudulent Transfers Action; awarding Plaintiff damages, interest, attorneys’ fees, expert fees and costs; entering judgment against Ecolab in favor of Nominal Defendant Swisher Hygiene Inc.; and granting other relief as the Court may find just and proper. On February 10, 2017, Defendant Ecolab and Nominal Defendant Swisher Hygiene Inc., filed motions to dismiss, and on March 24, 2017 Plaintiff filed its memorandum in opposition to Defendants’ motions to dismiss. On September 1, 2017, the Court entered an order dismissing with prejudice Plaintiff’s Amended Complaint. On October 2, 2017, plaintiff filed a Notice of Appeal to the Appellate Court of Illinois, appealing the Court’s earlier dismissal of Swisher Hygiene Inc.’s board of directors as defendants, and the Court’s more recent dismissal of Plaintiff’s action against Ecolab and Swisher Hygiene Inc. In connection with Plaintiff’s appeal, Nominal Defendant Swisher Hygiene Inc. filed a cross appeal, appealing the Court’s determination not to take judicial notice of certain publicly filed documents, thereby not taking those documents into consideration when ruling on Nominal Defendant’s motion to dismiss. On December 3, 2018, the Appellate Court of Illinois affirmed the lower court’s judgement dismissing Plaintiff’s action against Nominal Defendant Swisher Hygiene Inc. and the lower court’s earlier dismissal of Swisher Hygiene Inc.’s directors as individual defendants. In addition, the Appellate Court of Illinois dismissed Plaintiff’s claim against Ecolab. On April 16, 2019, the Plaintiff filed his Second Amended Class Action Complaint against Ecolab; on June 7, 2019 Ecolab filed its Motion to Dismiss the Second Amended Class Action Compliant, and following a September 23, 2019 oral argument, the Court on December 5, 2019 granted Ecolab’s Motion to Dismiss, with prejudice. The time to appeal the Court’s decision has expired with no further action by Plaintiff. Additionally, the time to appeal or seek a rehearing of the Appellate Court of Illinois’ earlier dismissal of claims against Swisher Hygiene Inc. and its directors has expired with no further action by Plaintiff.

 Other Matters

Honeycrest Holdings, Ltd.

The Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. matter relates to an extremely longstanding dispute between Honeycrest Holdings, Ltd. (“Honeycrest”) and Integrated Brands, Inc. (“Integrated”) f/k/a Steve’s Homemade Ice Cream, Inc., involving a license granted by Integrated to Honeycrest in 1990, which licensed to Honeycrest the right to manufacture and sell certain ice cream products in the United Kingdom.  In 1998, Honeycrest filed an action against Integrated (Honeycrest Holdings, Ltd. v. Integrated Brands, Inc., New York Supreme Court, Queens County (Index No. 5204/1998)) alleging a breach of the licensing agreement; Integrated responded by denying the material allegations and alleging Honeycrest had breached the license agreement.  Subsequently, Integrated merged with a subsidiary of Coolbrands International Inc. (“Coolbrands”) and in 2001, Honeycrest filed a similar action against Coolbrands and Integrated (Honeycrest Holdings, Ltd. v. Coolbrands International, Inc., et al., New York Supreme Court, Queens County (Index No. 29666/01)).  The actions against Integrated and Coolbrands have been combined (although not consolidated) for joint trial.  In 2010, Coolbrands (formerly a Canadian corporation) was domesticated in the State of Delaware as Swisher Hygiene Inc. and thereafter acquired Swisher International, Inc.  In the Sale Transaction, Swisher Hygiene Inc. sold all of the stock of Swisher International, Inc. to Ecolab, but retained indirect ownership of Integrated.

In January 2016, Honeycrest filed a motion to amend the Coolbrands complaint to add Swisher Hygiene Inc. as a defendant in that case.  Honeycrest’s motion was granted on October 5, 2016.

On May 11, 2017, Honeycrest filed a third complaint against Swisher Hygiene Inc., Integrated Brands, Inc., 7624026 Canada Inc. (“762”), and John and Jane Does #1 through #99 in the Supreme Court of the State of New York, Queens County (the “2017 Complaint”). On September 1, 2017, the 2017 Complaint was amended (the “2017 Amended Complaint”).

In addition to defendants named in the earlier litigation, the 2017 Amended Complaint adds 762, a subsidiary of the Company, and unnamed individuals. This case asserts causes of action against all defendants for alleged conveyance by insolvents, for alleged intentional fraudulent conveyance of assets from Integrated to Coolbrands, and the unjust enrichment of the defendants as a result of the alleged fraudulent conveyances. Plaintiff seeks judgment against Integrated, the Company, 762 and any subsequent transferee for, inter alia, “money damages to the extent its claims against Integrated and the Company are not satisfied” and for attorneys’ fees and costs. On November 3, 2017 defendants filed a motion to dismiss Plaintiff’s Amended Complaint. On July 12, 2018, the New York Supreme Court, Queens County, granted Defendants’ motion on the grounds of forum non conveniens and dismissed the 2017 Amended Complaint against all Defendants. Following the dismissal, Plaintiff filed a notice of appeal with the New York Supreme Court, Appellate Division. Plaintiff’s supporting brief and Defendants’ opposing brief have been filed, and the parties await oral argument and then the Appellate Division’s decision.

On or about January 15, 2020, Honeycrest served a motion seeking to strike the Answer and Counterclaim of the Company and Integrated in the 2001 action for alleged spoliation of evidence. The Company and Integrated’s opposition papers were served on March 10, 2020. Although the motion is returnable before the Court on April 15, 2020, in all likelihood it will not be decided for several months.

The litigation involving Honeycrest and Integrated and/or Coolbrands involves a commercial dispute centered on a licensing arrangement that was entered into 29 years ago between Integrated Brands, Inc., now a subsidiary of the Company, and Honeycrest, and spans nearly 22 years of litigation, during which time it has been episodically dormant with periods of extended discovery, motion practice, unsuccessful attempts at mediation (most recently occurring in November 2019), attempted settlements and other activities.   The costs of defending these matters, and an adverse judgement, if any, against the company defendants, will reduce assets that could otherwise be available for distribution to the Company’s stockholders. At the present time, the Company believes that there is no basis for adjusting the liability amount previously accrued for this matter (see Note 4, Liabilities) due to, among other factors, the filing and dismissal of the 2017 Amended Complaint. The Company and its subsidiary defendants believe that the three cases filed by Plaintiff are without merit and will vigorously defend against these matters. The foregoing summary is qualified in its entirety by the pleadings and decisions that have been filed in the foregoing cases.

In addition to the Honeycrest litigation discussed above, Honeycrest has filed claims in response to the Company’s dissolution in the State of Delaware, discussed below under “Dissolution of the Company.” On November 10, 2016, the Company received correspondence from Honeycrest’s counsel alleging that its client has suffered damages of not less than $17,750,000, exclusive of prejudgment interest at the annual rate of nine percent (9%). Additionally, Honeycrest’s counsel estimates an additional $10,000,000 in damages for other unspecified claims it may have. On February 3, 2020, Honeycrest also filed an objection opposing the Company’s Motion for First Interim Distribution to Stockholders (discussed below under “Dissolution of the Company”) alleging that it had “formidable claims that have a high likelihood of success for far more than” the Company’s remaining Net Assets in Liquidation, and accordingly opposing any interim distribution to the Company’s stockholders. The Company filed its response to Honeycrest’s objection on February 24, 2020, and the matter awaits consideration by the Court of Chancery for the State of Delaware Court (the “Delaware Court”) which has jurisdiction over the matter.

United States Attorney’s Office (“USAO”) and Securities and Exchange Commission and related matters

On October 7, 2015, the Company entered into a Deferred Prosecution Agreement (the “DPA”) with the USAO relating to the USAO’s investigation of the Company’s accounting practices.  Under the terms of the DPA, the USAO filed, but deferred prosecution of, a Bill of Information charging Swisher Hygiene Inc. with conspiracy to commit securities fraud and other charges relating to the Company’s accounting and financial reporting practices reflected in the Company's originally filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011.  Pursuant to the DPA, the Company agreed to pay a $2,000,000 fine to the USAO payable in four annual installments of $500,000 each if the Company is financially able to do so.  Pursuant to the terms of the DPA, the fine became immediately due and payable in full upon a change in control of the Company.  As a result, the fine was paid in full upon the closing of the Sale Transaction. Pursuant to the terms of the DPA, the Bill of Information was dismissed with prejudice on October 13, 2016.

On May 24, 2016, the SEC issued a settled order regarding the Company in connection with the Company's restatement of its 2011 quarterly financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and related matters. In that settlement, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 (the "Securities Act") and Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act"), Making Findings, and Imposing a Cease-and-Desist Order. Pursuant to that order, the Company is required to cease and desist from committing or causing any violation of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and certain of the rules and regulations thereunder. No penalty was ordered by the SEC in that action.

Related to the USAO and the SEC investigations and resulting resolution of the Company’s accounting and financial reporting practices noted above, the United States initiated criminal proceedings against three former employees of the Company (two of whom were officers of the Company, including the Company’s former chief financial officer) (United States v. Kipp and Viard, Case No. 15-cr-00244 (U.S. District Court for the Western District of North Carolina) and United States v. Pierrard, Case No. 3:15-cr-00238 (U.S. District Court for the Western District of North Carolina)) and the SEC brought a civil action (SEC v. Kipp and Viard, Case No. 3:16-cv-00258 (U.S. District Court for the Western District of North Carolina)) against two former employees of the Company (both of whom were officers of the Company, including the Company’s former chief financial officer). The defendant in United States v. Pierrard entered a plea agreement on October 7, 2015, and pleaded guilty to one count of fraud on October 20, 2015. The criminal trial against the two former officers of the Company (United States v. Kipp and Viard) concluded during the week of March 4, 2017, and on June 20, 2017, Mr. Kipp and Ms. Viard were each found guilty of one count of conspiracy, which included conspiracy to commit securities fraud, conspiracy to make false and misleading statements to the Company’s auditors and accountants, and conspiracy to falsify the Company’s books, records and accounts. Also, on June 20, 2017, Mr. Kipp was found guilty of three additional counts; one for wire fraud, one for securities fraud, and one for bank fraud. Sentencing of the Defendants occurred on April 10, 2018, and Mr. Kipp received a prison sentence of 54 months, Ms. Viard received a prison sentence of 24 months and Mr. Pierrard received a sentence of 8 months house arrest. Both Mr. Kipp and Ms. Viard appealed their convictions and sentencing. On November 5, 2019, the U.S. Court of Appeals for the Fourth Circuit, after having heard arguments on the appeals, affirmed the judgements of the District Court. On February 11, 2019, final judgements were entered against Mr. Kipp and Ms. Viard in the civil action brought against them by the SEC. In the final judgement, which was consented to by the defendants, Mr. Kipp and Ms. Viard were barred from serving as officers or directors of public companies and enjoined from violating certain provisions of the Securities Act and the Exchange Act.

Dissolution of the Company

On September 15, 2016, Swisher Hygiene Inc. mailed a “Notice of Dissolution to All Claimants of Swisher Hygiene Inc.” (the “Notice”) to potential claimants of the Company, pursuant to Section 280(a)(1) and 280(b)(1) of the General Corporation Law of the State of Delaware. In response to this mailing the Company received communications from certain of these potential claimants. Most responses resulted from confusion over similarly named legal entities which are no longer owned by the Company, and some responses related to outstanding invoices for services that have been paid by the Company in the ordinary course of business. However, the claims received also included claims related to outstanding litigation (described above and herein) and the indemnification and advancement of expense provisions in the Company’s Bylaws.

In response to the Company’s Notice, the Company received correspondence from certain attorneys representing various former officers, directors or employees of the Company asserting claims for advancement and/or indemnification from the Company in connection with the criminal proceedings involving Mr. Kipp, Ms. Viard and Mr. Pierrard (collectively, the “Defendants”), and the civil proceedings against Mr. Kipp and Ms. Viard, discussed above. Article Six of the Company’s Bylaws provides certain indemnification and advancement rights to the Company’s former directors, officers and employees. To date, in satisfaction of claims for advancement made by certain of the Company’s former officers and directors, the Company’s directors and officers insurance has paid substantial amounts to cover their reasonable attorneys’ fees and expenses, and following the Confidential Settlement discussed below, the Company’s related directors and officers insurance coverage was exhausted.

The Company’s insurance carriers conducted an independent review of bills submitted to them by the respective defense teams for the Defendants, and where appropriate, rejected portions of those bills, categorizing and describing the reasons for their rejection. Mr. Kipp’s attorneys had disputed the rejection of approximately $2,900,000 of their approximately $13,700,000 bill and had demanded payment of the rejected amount from the Company’s insurance carriers and/or the Company. Other law firms and third-party vendors had disputed rejections of approximately $471,000. The Company believes that through its carriers it had provided the Defendants with appropriate and significant resources for their continued defense and appeals and the Company disputed that Mr. Kipp’s attorneys and other law firms and vendors were entitled to recover the disputed attorneys’ fees and expenses that the insurance carriers rejected.

In an effort to resolve the disputes over Mr. Kipp’s attorneys’ bills and future defense costs, three of the Company’s insurance carriers, counsel for Mr. Kipp and Ms. Viard and the Company participated in a mediation held in the Spring of 2018. Through ongoing discussions and negotiations, the Company, its insurers, and several law firms reached a Confidential Settlement Agreement and Claim Release agreement on September 27, 2018 (the “Confidential Settlement”). As part of the settlement process, the Company also entered into a number of supplemental letter agreements throughout the Fall of 2018 and into early 2019 (the “Letter Agreements”) with litigation support firms and additional law firms and their clients, who as former employees of the Company were seeking indemnification for legal costs incurred. Collectively, the Confidential Settlement and Letter Agreements cover 14 settling parties and resolve substantially all claims relating to the Company’s indemnification obligations arising out of or otherwise connected with the prosecution of the Defendants, including claims against the Company and certain of its carriers. The Confidential Settlement and Letter Agreements comprise various claims, require payments typical of negotiated confidential settlements, and contain broad releases, including the release of existing and future claims related to certain specified insurance policies, and specified government investigations, criminal actions and SEC civil actions. For its part, the Company was the beneficiary of the broad releases, but was required to pay certain law firms and vendors a total amount not to exceed $771,000, which amount the Company believes was substantially less than the costs it otherwise would have been likely to incur in defending against the settled claims. To become effective, the Confidential Settlement and Letter Agreements required approval from the Court of Chancery of the State of Delaware which has jurisdiction over the Company’s dissolution. Accordingly, on October 24, 2018, the Company filed in the Delaware Court a Motion for Approval of Proposed Process and To Effectuate Settlement Payments (the “Motion for Approval”). The Motion for Approval was granted on April 17, 2019 following oral argument. Although the Motion for Approval resolved a substantial number of claims against the Company, certain other claims remain outstanding, including those related to the Honeycrest litigation.

Based on the Company’s expectation that the Confidential Settlement and Letter Agreements would be approved by the Delaware Court, the Company accrued and included liabilities for estimated future costs during liquidation in an amount sufficient to satisfy its obligations in the Confidential Settlement and Letter Agreements in its Consolidated Statement of Net Assets in Liquidation at December 31, 2018. Subsequently all payments related to its obligations under the Confidential Settlement and Letter Agreements were made by the Company during the year ended December 31, 2019.

On February 6, 2018, Swisher Hygiene Inc. filed a Verified Petition for Dissolution (the “Petition”) in the Delaware Court styled In re Swisher Hygiene Inc. C.A. No. 2018-0080-SG (Del.Ch.). The Petition was filed pursuant to the dissolution and claims process outlined in Section 280 of the General Corporation Law of the State of Delaware and is a further step in the Company’s dissolution and liquidation. Section 280 of the General Corporation Law of the State of Delaware, requires the Company to reserve the entire amount of its net assets in dissolution and seek court approval prior to any distribution to creditors or stockholders.

On June 27, 2019, the Company filed a motion with the Delaware Court seeking approval to make an interim distribution to stockholders of not more than $10,000,000 (the “Interim Distribution”). In the motion, the Company identified all known remaining claims against the Company and the amount of those claims as alleged by the respective claimants. As set forth in the motion, the Company disputes the validity and amount of each of those claims. Nevertheless, in support of its motion seeking approval for the Interim Distribution to stockholders, the Company proposed to retain Net Assets in Liquidation, after the Interim Distribution, which in aggregate substantially exceeds the amount of all alleged claims, other than claims associated with the Honeycrest Holdings, Inc. litigation, for which the Company has a litigation accrual of an additional $1,667,000, which has been on its consolidated balance sheets and statements of net assets in liquidation since prior to 2010. The Company believes the Net Assets in Liquidation remaining following the proposed Interim Distribution will be more than adequate to fully satisfy all claims of the purported claimants. As noted earlier, Honeycrest has filed a brief with the Delaware Court objecting to the Company’s Motion for an Interim Distribution, and is the only party to do so. This matter is awaiting consideration by the Delaware Court.

On October 8, 2019, the Company filed three motions with the Delaware Court; two of which relate to a process for submitting and resolving six miscellaneous claims (the “Process Motions” and “Miscellaneous Claims” respectively); and the third of which requested an order dismissing a new claim made by 2208742 Ontario Inc (the “Ontario Claim”) on the basis that it is barred as a matter of law. The Ontario Claim consists of a demand for $970,000, plus interest, that was made against the Company on September 10, 2019, nearly three years after the period for making claims against the Company under Section 280 of the General Corporation Law of the State of Delaware expired. On December 16, 2019, the Delaware Court granted the Process Motions and set a notice and briefing schedule for the remaining six Miscellaneous Claims. On January 24, 2020, following oral argument on the Company’s Motion to Dismiss the Ontario Claim, the Delaware Court ordered the Company to establish a reserve of $150,000 for the Ontario claim. On February 24, 2020, following a meeting between the Company’s CEO and the sole shareholder of Ontario, Ontario and the Company agreed to a settlement, subject to approval of the Delaware Court, which requires a payment by the Company of $150,000 to Ontario in settlement of all claims between the parties. Of the six remaining Miscellaneous Claims, two claimants failed to follow the Process Motions, and accordingly, the Company has requested that the Delaware Court bar those two claimants from pursuing their claims further. A third claimant, Ecolab Inc, which had filed a claim for reimbursement of legal fees in the amount of $1,178,000 incurred in Ecolab Inc.’s defense of the Berger and Raul litigation, resolved its claim against the Company for $150,000, shortly before the Company filed its brief on February 24, 2020 responding to the Miscellaneous Claims. As with the Ontario settlement, the Company’s settlement with Ecolab Inc., and the payment of $150,000 to resolve all claims between the parties, is subject to approval of the Delaware Court. The Company believes that the three remaining Miscellaneous Claims are frivolous and without merit and intends to vigorously defend against them. The Company anticipates that the Delaware Court will address the merits of those claims in the near future, although no date for argument has been set. Once the Miscellaneous Claims have been addressed by the Delaware Court, and assuming the Ontario and Ecolab Inc. settlement agreements and related payments by the Company have been approved by the Delaware Court, the Company anticipates that the Delaware Court will address the Company’s Motion for an Interim Distribution, and Honeycrest’s objection to that motion. The Company is not able to predict with certainty when the Delaware Court will address the Company’s Motion for Interim Distribution and there can be no assurance that the Delaware Court will approve the full or any amount of the Company’s requested Interim Distribution or when such distribution, if approved, will be permitted by the Delaware Court. Additionally, even if an Interim Distribution is approved, there can be no assurance when or if there will be a subsequent distribution to stockholders, as the Company is not able to predict when or if the claim of Honeycrest will be resolved and, if resolved, for what amount (see Note 2, “Net Assets in Liquidation”).

Under Delaware General Corporation Law, all corporations that have been dissolved shall be continued for a term of 3 years from the time of dissolution, or for such longer period as the Court of Chancery shall in its discretion direct, for the purpose of winding up the corporation. The Company filed its Certificate of Dissolution with the Secretary of State of the State of Delaware on May 27, 2016. Accordingly, the 3-year period of continuance was set to expire, if not extended by direction of the Court of Chancery, on May 27, 2019 (the “Continuance Date”). In order to permit the corporation to continue winding up, the Continuance Date has been extended by the Delaware Court, most recently to September 30, 2020.

NOTE 7 — SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through March 20, 2020. The Company’s management is not aware of any significant events that occurred subsequent to the date of the consolidated statements of net assets but prior to March 20, 2020 that have not otherwise been disclosed herein in these consolidated financial statements, that would have a material impact on its consolidated financial statements.